Exhibit 10.1

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”) is made as of this 8th day of September, 2009 by and between MDI, Inc., a Delaware corporation, with its principal office at 12500 Network Blvd., Suite 306, San Antonio, Texas 78249 (the “Company”), Almana Networks International, Inc., a Delaware corporation (“ANI”), and the undersigned Holders (each, a “Holder”).

WHEREAS, the Company desires to purchase 1,000 shares of the common stock, par value $0.01 per share, of ANI (the “ANI Common Stock”), which constitute all of the issued and outstanding shares of ANI, from the Holders (the “ANI Shares”);

WHEREAS, in consideration for the purchase of all the ANI Shares, the Company will issue an aggregate of 9,500,000 shares of the common stock of the Company, par value $0.01 per share (the “MDI Common Stock”) to the Holders as follows: (i) 2,500,000 shares of MDI Common Stock subject to a right of repurchase as set forth below (the “Repurchase Shares”); and (ii) 7,000,000 shares of MDI Common Stock which shall be held in escrow by the Company and released to the Holders per the terms of this Agreement (the “Escrow Shares”, and together with the Repurchase Shares, the “Consideration”).

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

I.                                         PURCHASE  OF ANI SHARES AND ISSUANCE OF CONSIDERATION

1.1                                 Subject to the terms and conditions hereinafter set forth, at the Closing, each Holder agrees to sell and transfer the number of shares of ANI Common Stock set forth on Schedule A hereto to the Company, accompanied by any necessary stock powers or other instruments of transfer.

1.2                                 Subject to the terms and conditions hereinafter set forth, and in consideration of the sale and transfer of the shares of ANI Common Stock referenced in Section 1.1 above, the Company agrees to issue to each Holder at Closing the Repurchase Shares set forth on Schedule A hereto.

1.3                                 At Closing, one or more certificates representing the Escrow Shares shall be issued in the name of the Holders as set forth on Schedule A hereto,  will be held in escrow by the Company and shall constitute an escrow account (the “Escrow Account”) to be released in installments as more fully described herein.

(a)                                  At the end of each calendar month after the Closing Date, one (1) share of the Escrow Shares for every $0.40 in Gross Margin produced by the ANI Contracts (as defined below) shall be released (the “Released Shares”) from the Escrow Account and distributed to the Holders in one or more stock certificates representing such Released Shares. The number of shares released to each Holder shall be determined by dividing such Holder’s number of shares issued pursuant to this Agreement by 9,500,000, then multiplying such number by the total number of Released Shares. As used herein “Gross Margin” shall mean the amount of sales less costs of goods sold. As used herein, “ANI Contracts” shall mean the contracts, licenses and other agreements listed on Exhibit “A” and any other contracts, licenses or agreements entered into by or through ANI. Within five business days of the calendar end of each month, MDI shall deliver to each Holder certificates representing the number of shares to be released to such Holder and a certification of the calculations thereof, which shall be acceptable to such Holder. The parties hereto agree and acknowledge that the Company shall hold and safeguard the Escrow Account and shall treat such account as a trust account in accordance with the terms of this Agreement, and shall hold and dispose of the Escrow Account only in accordance with the terms hereof.  The timing and methodology for the release of the Escrow Shares shall be governed by the terms and subject to the conditions set forth in this Agreement.

(b)                                 The parties hereto agree for tax purposes to treat the Escrow Shares while retained in the Escrow Account as owned and received by the Holders and not owned or retained by MDI, and to file all tax returns on a basis consistent with such treatment.  In furtherance of the foregoing, the Holders shall have all dividend and voting rights afforded to the shares of MDI Common Stock then held in the Escrow Account pursuant to MDI’s organizational documents.

(c)                                  The escrow created pursuant to this Agreement shall terminate at the time that the full amount of the Escrow Shares has been disbursed in accordance herewith.

II.                         REPRESENTATIONS AND WARRANTIES OF HOLDERS. Each Holder represents, as to themselves, severally but not jointly, the following.

2.1                                 Each Holder has all power and authority necessary to execute and deliver this Agreement and to carry out and perform such Holder’s obligations under the terms hereof.  Each Holder has the sole power to dispose of his or its shares of ANI Common Stock either as his or its sole and separate property or as community property, as may be applicable to such Holder. This Agreement, when executed and delivered by or on behalf of a Holder, will constitute such Holder’s valid and binding obligation, enforceable against him or it in accordance with its terms, except to the extent that such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors’ rights generally, or is subject to general principles of equity.

2.2                                 Each Holder is the owner of that number of shares of ANI Common Stock set forth on Schedule A.  Such shares of ANI Common Stock constitute such Holder’s entire interest in the outstanding capital stock and voting securities of ANI.  No other person or entity not a signatory to this Agreement has a beneficial interest in or a right to acquire such shares of ANI Common Stock.  Such shares of ANI Common Stock are and will be at Closing free and clear of any liens, claims, options, charges or other encumbrances other than the liens for taxes not yet due and payable.

III.                                 REPRESENTATIONS AND WARRANTIES OF ANI. ANI represents and warrants to the Company that:

3.1                                 ANI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  ANI has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a material adverse effect on ANI.  ANI is not in violation of any of the provisions of its Articles of Incorporation or Bylaws.

3.2                                 All corporate action on the part of ANI necessary for the authorization, execution and delivery of this Agreement and for the performance of all of its obligations hereunder has been taken, and this Agreement constitutes a valid, legally binding and enforceable obligation of ANI.

3.3                                 No consent, authorization, license, permit, registration or approval of, or exemption or other action by, any governmental or public body or authority is required in connection with the ANI’s execution and delivery of this Agreement and the performance by ANI of its obligations hereunder, except for any filings required by applicable securities laws.

3.4                                 ANI’s execution and delivery of this Agreement, performance of its obligations hereunder, and its consummation of the transactions contemplated hereby will not (i) violate any provision of any law, statute, rule or regulation to which ANI is subject, (ii) violate any judgment, order, writ, injunction or decree of any court applicable to ANI, or (iii) result in the breach of, or be in conflict with, any term, covenant, condition or provision of, or affect the validity, enforceability and subsistence of any agreement, indenture, or other commitment to which ANI is a party that would materially and adversely affect ANI.

3.5                                 The authorized capital stock of ANI consists solely of 1,000 shares of ANI Common Stock.  As of September 8, 2009, 1,000 shares of ANI Common Stock were issued and outstanding.  Since such date there has been no change in the number of issued and outstanding shares of ANI Common Stock.  All of the issued and outstanding shares of ANI Common Stock are duly authorized, validly issued, fully paid and nonassessable.  There are no outstanding subscriptions, options, warrants, rights (including “phantom” stock rights), preemptive rights or other contracts, commitments, understandings or arrangements, including any right of conversion or exchange under any outstanding security, instrument or agreement (together, “Options”), obligating ANI to issue or sell any shares of capital stock of ANI or to grant, extend or enter into any Option with respect thereto.

3.6                                 There are no actions, suits, arbitrations or proceedings pending or threatened against, relating to or affecting, nor are there any governmental or regulatory authority investigations or audits pending or threatened against, relating to or affecting ANI or its assets and properties which, individually or in the aggregate, could be reasonably expected to have a material adverse effect on the ability of ANI to consummate the transactions contemplated by this Agreement, and (ii) ANI is not subject to any order of any governmental or regulatory authority which, individually or in the aggregate, could be reasonably expected to have a material adverse effect on the ability of ANI to consummate the transactions contemplated by this Agreement.

3.7                                 ANI holds all permits, licenses, variances, exemptions, orders and approvals of all governmental and regulatory authorities necessary for the lawful conduct of its business (the “ANI Permits”), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which, individually or in the aggregate, are not having and could not reasonably be expected to have a material adverse effect on ANI.  ANI is in compliance with the terms of the ANI Permits, except failures to comply which, individually or in the aggregate are not having and could not reasonably be expected to have a material adverse effect on ANI.  ANI is not in violation of or default under any law or order of any governmental or regulatory authority.

3.8                                 ANI has all right, title and interest in, or a valid and binding license to use, all intellectual property used in or necessary for the conduct of the business of ANI as presently conducted.  ANI is not in default (or with the giving of notice or lapse of time or both, would be in default) under any license to use such intellectual property, such intellectual property is not being infringed by any third party, and ANI is not infringing any intellectual property of any third party.

IV.                                 REPRESENTATIONS BY THE COMPANY

The Company represents and warrants to each Holder that prior to the consummation of this Offering and at the date of the closing of this offering (the “Closing Date”), except as set forth on the Disclosure Schedule attached hereto as Exhibit B (the “Disclosure Schedule”):

4.1                                 Organization. Each of the Company and the Subsidiaries (as hereinafter defined) is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its state or country of organization and has all requisite corporate or limited liability company power and authority to own and lease its properties, to carry on its business as currently conducted and as proposed to be conducted, to execute and deliver the Agreement and Call Agreement (collectively, the “Transaction Documents”) and to carry out the transactions contemplated by the Transaction Documents as appropriate and is duly licensed or qualified to do business as a foreign corporation in each jurisdiction in which the conduct of its business or ownership or leasing of its properties requires it to be so qualified.

4.2                                 Capitalization.  The authorized capital stock of the Company consists solely of 100,000,000 shares of Common Stock, par value $0.01 per share, and 2,000,000 shares of preferred stock, par value $5.00 per share (“Preferred Stock”).  As of September 8, 2009, 3,913,439 shares of Common Stock were issued and outstanding, 19,535 shares of Preferred Stock were issued and outstanding, no shares of Common Stock or Preferred Stock were held in the treasury of the Company and 1,000,000 shares of Common Stock were reserved for issuance upon the exercise of options issued pursuant to the MDI Option Plans.  The Company has not issued any capital stock since such date other than pursuant to the exercise of employee stock options and/or restricted shares under the Company’s stock option plans. All issued and outstanding shares of the Company are validly issued, fully paid and nonassessable and have not been issued in violation of the preemptive rights of any stockholder of the Company. All prior sales by the Company of securities of the Company were either registered under the Act and applicable state securities laws or exempt from such registration, and no security holder has any rescission rights with respect thereto.

4.3                                 Valid Issuance of Shares, Etc. The Repurchase Shares and Escrow Shares have been duly authorized, and upon issuance pursuant to the terms hereof, will be validly issued, fully paid and nonassessable and not subject to any encumbrances, preemptive rights or any other similar contractual rights of the stockholders of the Company or any other Person, other than the Call Agreement.

4.4                                 Subsidiaries and Investments. Except for the subsidiaries set forth on Schedule 4.4 of the Disclosure Schedule (the “Subsidiaries”), the Company has no subsidiaries. The Company does not own, directly or indirectly, any capital stock or other equity ownership or proprietary interests in any other corporation, association, trust, partnership, joint venture or other entity. The Company owns all of the capital stock of the Subsidiaries, and there are no warranties, options, agreements, convertible securities, preemptive rights to subscribe for or other commitments pursuant to which any of the Subsidiaries may become obligated to issue any shares of its capital stock or any other securities to any person other than the Company. No actions have been taken by the Company or the Company’s Board of Directors with respect to the sale or disposition of the stock, ownership interests or assets of the Subsidiaries.

4.5                                 Title.  Except as set forth on the Disclosure Schedule, each of the Company and the Subsidiaries has good and valid title to all properties and assets, owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as are not materially significant or important in relation to the Company’s and the Subsidiaries’ business, taken as a whole; except as set forth on the Disclosure Schedule, all of the material leases and subleases under which each of the Company and the Subsidiaries is the lessor or sublessor of properties or assets or under which each of the Company and the Subsidiaries holds properties or assets as lessee or sublessee are in full force and effect, and neither the Company nor any Subsidiary is in default in any material respect with respect to any of the terms or provisions of any of such leases or subleases, and no material claim has been asserted by anyone adverse to rights of the Company or any Subsidiary as lessor, sublessor, lessee or sublessee under any of the leases or subleases mentioned above, or affecting or questioning the right of the Company or any Subsidiaries to continued possession of the leased or subleased premises or assets under any such lease or sublease. The Company owns or leases all such properties as are necessary to its operations as now conducted and to be conducted, as presently planned.

4.6                                 Proprietary Rights.  Each of the Company and the Subsidiaries owns or possesses adequate and enforceable rights to use all patents, patent applications, trademarks, service marks, copyrights, trade secrets, processes, formulations, technology or know-how used or proposed to be used in the conduct of its business (the “Proprietary Rights”). Other than as set forth in the Company’s filings with the SEC or the Disclosure Schedule, neither the Company nor any Subsidiary has received any notice of any claims, nor does it have any knowledge of any threatened claims, and knows of no facts which would form the basis of any claim, asserted by any person to the effect that the sale or use of any product or process now used or offered by the Company or any Subsidiary or proposed to be used or offered by the Company or any Subsidiary infringes on any patents or infringes upon the use of any such Proprietary Rights of another person and, to the best of the Company’s knowledge, no others have infringed the Company’s or any Subsidiary’s Proprietary Rights.

4.7                                 Litigation.  Other than as set forth in the Company’s filings with the SEC or the Disclosure Schedule, there is no material action, suit, investigation, customer complaint, claim or proceeding at law or in equity by or before any arbitrator, governmental instrumentality or other agency now pending or, to the knowledge of the Company, threatened against the

Company or any Subsidiary the adverse outcome of which would materially adversely affect the Company’s or any Subsidiary’s business or prospects. Except as set forth in the Disclosure Schedule, neither the Company nor any Subsidiary is subject to any judgment, order, writ, injunction or decree of any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign which would materially adversely affect the Company’s or any Subsidiary’s business or prospects.

4.8                                 Non-Defaults; Non-Contravention.  The execution and delivery of the Transaction Documents and consummation of the transactions contemplated herein or therein will not result in a violation of or constitute a default in the performance or observance of any obligation, nor result in or give to any person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any lien upon any of the assets or properties of the Company or any Subsidiaries (i) under its Certificate of Incorporation, or its By-laws, or any indenture, mortgage, contract, material purchase order or other agreement or instrument to which the Company or any Subsidiary is a party or by which it or its property is bound or affected or (ii) with respect to any material order, writ, injunction or decree of any court of any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and there exists no condition, event or act which constitutes, nor which after notice, the lapse of time or both, could constitute a default under any of the foregoing, which in either case would have a material adverse effect on the business, financial condition or prospects of the Company or any Subsidiary. To the knowledge of the Company, neither the Company nor any Subsidiary is in violation of or default under any of (i) or (ii) above.

4.9                                 Taxes.  Each of the Company and the Subsidiaries has filed all federal, state, local and foreign tax returns which are required to be filed by it and all such returns are true and correct in all material respects. Each of the Company and the Subsidiaries has paid all taxes pursuant to such returns or pursuant to any assessments received by it or which it is obligated to withhold from amounts owing to any employee, creditor or third party. Each of the Company and the Subsidiaries has properly accrued all taxes required to be accrued. Neither the Company nor any Subsidiary has waived any statute of limitations with respect to taxes or agreed to any extension of time with respect to any tax assessment or deficiency.

4.10                           Compliance With Laws; Licenses, Etc.  Other than as set forth in the Company’s filings with the SEC and the Disclosure Schedule, neither the Company nor any Subsidiary has received notice of any violation of or noncompliance with any federal, state, local or foreign, laws, ordinances, regulations and orders applicable to its business which has not been cured, the violation of, or noncompliance with which, would have a materially adverse effect on the business or operations of the Company or any Subsidiary. To the knowledge of the Company, each of the Company and the Subsidiaries has all licenses and permits and other governmental certificates, authorizations and permits and approvals (collectively, “Licenses”) required by every federal, state and local government or regulatory body for the operation of its business as currently conducted and the use of its properties, except where the failure to be licensed would not have a material adverse effect on the business of the Company or any Subsidiary. The Licenses are in full force and effect and no violations are or have been recorded in respect of any License and no proceeding is pending or threatened to revoke or limit any thereof.

4.11                           Authorization of Agreement, Etc.  The Company has the necessary corporate power and authority to enter into the Transaction Documents and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly and validly approved by the Board of Directors of the Company. No other corporate proceedings are necessary to authorize the execution, delivery and performance of the Transaction Documents by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby.  The Transaction Documents have been duly and validly executed and delivered by the Company and constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

4.12                           Brokers.  Neither the Company nor any of its officers, directors, employees or stockholders has employed any broker or finder in connection with the transactions contemplated by this Agreement.

4.13                           Title to Shares.  The Repurchase Shares and Escrow Shares, when issued and delivered will be validly issued and outstanding, fully paid and nonassessable. When certificates representing the securities comprising the Repurchase Shares and Escrow Shares shall have been duly delivered to the Holder (or the Escrow Agent), the Holder shall have good and valid title to the Repurchase Shares and Escrow Shares free and clear of all liens, encumbrances and claims whatsoever (with the exception of the escrow provisions of this Agreement, the Call Agreement, and the exception of claims arising or through the acts of the Holder and except as arising from applicable federal and state securities laws), and the Company shall have paid all taxes, if any, in respect of the original issuance thereof.

4.14                           Right of First Refusal.  No person, firm or other business entity is a party to any agreement, contract or understanding, written or oral entitling such party to a right of first refusal with respect to the Company.

4.15                           Securities Exchange Act Compliance.  To the knowledge of the Company, the Company has filed with the SEC on a timely basis all filings required of a company whose securities have been registered under the Exchange Act. All information contained in such filings is true, accurate and complete in all material respects. The Company shall use its best efforts to maintain the registration of its Common Stock under the Exchange Act and to make all filings thereunder on a timely basis. For the purpose of this paragraph, filings pursuant to Rule 12b-25 of the Exchange Act shall be deemed timely.

4.16                           Sarbanes-Oxley.  To the knowledge of the Company, the Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date.

4.17                           Registration Rights.  No person has any right to cause the Company to effect the registration under the Act of any securities of the Company.

4.18                           Warrants, Preemptive Rights, Etc.  Except as set forth in the Company’s filings with the SEC and the Disclosure Schedule, there are not, nor will there be immediately after the Closing (as hereinafter defined), any outstanding warrants, options (except options issued pursuant to, or upon conversion of any option issued pursuant to, the Company’s employee stock option plan, agreements, convertible securities, preemptive rights to subscribe for or other commitments pursuant to which the Company is, or may become, obligated to issue any shares of its capital stock or other securities of the Company and this Offering will not cause any anti-dilution adjustments to such securities or commitments.

4.19                           Financial Statements.  The Company’s Form 10-K for the year ended December 31, 2008 contains the Company’s (i) Balance Sheets at December 31, 2008 (the “Balance Sheet Date”), (ii) Statements of Operations for each of the last two years ending December 31, 2007 and December 31, 2008, and (iii) Statements of Cash Flow for each of the last two years ending December 31, 2007 and December 31, 2008 (hereinafter referred to collectively as the “Financial Statements”). The Financial Statements have been prepared in conformity with generally accepted accounting principles consistently applied and show all material liabilities, absolute or contingent, of the Company required to be recorded thereon and present fairly the financial position and results of operations of the Company as of the dates and for the periods indicated.

4.20                           Absence of Changes.  Other than as set forth in the Company’s filings with the SEC and the Disclosure Schedule, since the Balance Sheet Date, neither the Company nor any Subsidiary has incurred any liabilities or obligations, direct or contingent, not in the ordinary course of business, or entered into any transaction not in the ordinary course of business, which is material to the business of the Company and the Subsidiaries, taken as a whole, and there has not been any change in the capital stock of, or any incurrence of long-term debt by, the Company or any Subsidiary, or any issuance of options, warrants or other rights to purchase the capital stock of the Company or any Subsidiary, or any adverse change or any development involving, so far as the Company can now reasonably foresee, a prospective adverse change in the condition (financial or otherwise), net worth, results of operations, business, key personnel or properties which would be material to the business or financial condition of the Company or any Subsidiary, and neither the Company nor any Subsidiary has become a party to, and neither the business nor the property of the Company or any Subsidiary has become the subject of, any material litigation whether or not in the ordinary course of business.

V.                                     CLOSING

5.1                                 Closing.  The closing of the transaction contemplated hereby (the “Closing”) shall take place at the offices of the Company as soon as practicable after each of the closing conditions hereto has been met or waived, which date (the “Closing Date”) may be accelerated or adjourned by agreement between the Company and the Holders.

5.2                                 Conditions to Holder’s Obligations.  The obligations of the Holder hereunder will be subject to the accuracy of the representations and warranties of the Company herein contained as of the date hereof and as of the Closing Date, and to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)                                  Compliance with Agreements. The Company will have complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing; and

(b)                                 Corporate Action. The Company will have taken all necessary corporate action, including, without limitation, obtaining the approval of the Company’s board of directors, for the execution and delivery of the Transaction Documents, and the performance by the Company of its obligations hereunder and thereunder.

(c)                                  Call Agreement. The Company shall have executed the Call Agreement, in substantially the form attached hereto as Exhibit C.

(d)                                 Legal Opinion. The Investor shall have received from the General Counsel of the Company an opinion addressed to Investor, in substantially the form of Exhibit D hereto.

(e)                                  Stock Purchase Agreement. All conditions to the closing (other than the effectiveness of this Agreement) of that certain Stock Purchase Agreement, dated as of August 28, 2009, by and among the Company and MDI Investments, LLC shall have been met or waived.

5.3                                 Conditions to Company’s Obligations. The obligations of the Company hereunder will be subject to the accuracy of the representations and warranties of the Holders and ANI contained herein as of the date hereof and as of the Closing Date, and to the performance by the Holders and ANI of their obligations hereunder and to the following additional conditions:

(a)                                  Compliance with Agreements. The Holders and the Company will have complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing; and

(b)                                 Corporate Action. ANI will have taken all necessary corporate action, including, without limitation, obtaining the approval of it’s board of directors, for the execution and delivery of the Stock Purchase Agreement, and the performance by ANI of its obligations hereunder and thereunder.

(c)                                  Call Agreement. The Holders shall have executed the Call Agreement, in substantially the form attached hereto as Exhibit C.

(d)                                 The Company shall have received from Andrews Kurth LLP an opinion addressed to the Company, in substantially the form of Exhibit E hereto.

VI.                                 TERMS OF INVESTMENT

6.1                                 Expenses of Offering.  Each party hereto shall bear its own expenses incurred in connection with this Agreement.

6.2                                 The Holder hereby authorizes and directs the Company to deliver the securities to be issued to such Holder pursuant to this Stock Purchase Agreement to the address indicated herein.

VII.                             MISCELLANEOUS

7.1                                 Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to the Company, at its registered office, 12500 Network Blvd., Suite 306, San Antonio, Texas 78249, Attention: Chief Executive Officer, and to the Holder at his address indicated on the signature page of this Stock Purchase Agreement. Notices shall be deemed to have been given on the date of mailing, except notices of change of address, which shall be deemed to have been given when received.

7.2                                 The Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company pursuant to all applicable securities laws, including the Exchange Act. At any time if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Holder and make publicly available in accordance with paragraph (c) of Rule 144 such information as is required for the Investor to sell such shares as it can under Rule 144. The Company further covenants that it will take such further action as Holder may reasonably request to satisfy the provisions of Rule 144 applicable to the issuer of securities relating to transactions for the sale of securities pursuant to Rule 144.

7.3                                 Unless each Holder has given his approval, this Stock Purchase Agreement shall not be changed, modified or amended and may not be discharged except by performance in accordance with its terms.

7.4                                 This Stock Purchase Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns. This Stock Purchase Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

7.5                                 Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of Texas.

7.6                                 This Agreement may be executed in counterparts.

7.7                                 The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect.

7.8                                 It is agreed that a waiver by either party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

7.9                                 The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

7.10                           Whenever the context of this Agreement requires, the gender of all words herein shall include the masculine, feminine, and neuter, and the number of all words herein shall include the singular and plural.

(Signature(s) on following page.)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

MDI, INC.

/s/ J. Collier Sparks
By:	J. Collier Sparks
Title:	President and CEO
Date:	September 8, 2009

ALMANA NETWORKS INTERNATIONAL, INC.

By:	/s/ John Linton
Name:	John Linton
Title:	Officer

ALMANA NETWORKS SOLUTIONS

By:	/s/ Swaraj Kumar
Name:	Swaraj Kumar
Title:	CEO

LINTON INVESTMENTS, L.P.

By:	/s/ John Linton, G.P Linton Investments LLC
Name:	John Linton
Title:	Manager, Linton Investments LLC

/s/ Swaraj Bontula
Swaraj Bontula

/s/ John Linton
John Linton

/s/ Robert Schorr
Robert Schorr

S-1

SCHEDULE A

Holders	ANI Shares to be transferred	Repurchase Shares to be issued	Escrow Shares to be issued
Almana Network Solutions	300	750,000	2,100,000
Swaraj Bontula	460	1,150,000	3,220,000
John Linton	60	150,000	420,000
Linton Investments, LP	60	150,000	420,000
Robert Schorr	120	300,000	840,000
Totals	1,000	2,500,000	7,000,000

EXHIBIT A

ANI CONTRACTS

1.	Revised Purchase Order dated April 4, 2009, by and between Arabian Airconditioning Contracting and Almana Network Solutions
2.	Purchase Order dated April 5, 2009, by and between Arabian Airconditioning Contracting and Almana Networks Solutions
3.	Letter of Intent dated April 15, 2009, by and between Al Jaber Trading & Contracting and Almana Networks
4.	Contract Agreement dated April 27, 2009, by and between Diplomat Group W.L.L. and Almana Networks Solutions
5.

Contract for supply, delivery, installation, testing, commissioning and maintenance of extra low voltage system dated April 2009, by and between Power Line Engineering — Qatar W.L.L. and Almana Networks Solutions

6.	Contract Agreement dated May 17, 2009, by and between Diplomat Group W.L.L. and Almana Networks Solutions
7.	Confirmation for the preparation of prequalification and material submittal dated May 31, 2009, by and between Powermech Engineering W.L.L. and Almana Networks Solutions

EXHIBIT B

Disclosure Schedule

NONE

EXHIBIT C

Call Agreement

EXHIBIT D

Legal Opinion

EXHIBIT E

Legal Opinion